                                                                      EXHIBIT 11

                                DELTA AIR LINES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996
                      (In Millions, except per share data)


                                                                  1997           1996
                                                                 -------       -------
BASIC:
  Net income                                                     $   190       $   125
    Preferred stock dividends                                         (3)           (2)
                                                                 -------       -------

  Income available to common
  shareholders                                                   $   187       $   123
                                                                 =======       =======

  Weighted average shares outstanding                               74.2          73.9
                                                                 =======       =======

  Basic income per common share                                  $  2.52       $  1.66
                                                                 =======       =======

DILUTED:
  Net income                                                     $   190       $   125
    Adjustment to net income
      assuming conversion of Series B ESOP
      convertible preferred stock                                     (1)           (1)
                                                                 -------       -------

  Income available to
    common shareholders                                          $   189       $   124


  Weighted average shares outstanding                               74.2          73.9
  Additional shares assuming:
    Conversion of Series B ESOP
      convertible preferred stock                                    2.1           1.9
    Exercise of stock options                                        2.3           0.3
                                                                 -------       -------

  Average shares outstanding as adjusted                            78.6          76.1
                                                                 =======       =======

  Diluted income per common share                                $  2.40       $  1.63
                                                                 =======       =======

                             DELTA AIR LINES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
               FOR THE SIX MONTHS ENDED DECEMBER 31, 1997 AND 1996
                      (In Millions, except per share data)


                                                                   1997         1996
                                                                 -------       -------
BASIC:
  Net income                                                     $   443       $   363
    Preferred stock dividends                                         (5)           (4)
                                                                 -------       -------

  Income available to common
  shareholders                                                   $   438       $   359
                                                                 =======       =======

  Weighted average shares outstanding                               74.0          75.1
                                                                 =======       =======

  Basic income per common share                                  $  5.92       $  4.77
                                                                 =======       =======

DILUTED:
  Net income                                                     $   443       $   363
    Adjustment to net income
      assuming conversion of Series B ESOP
      convertible preferred stock                                     (2)           (2)
                                                                 -------       -------

  Income available to
    common shareholders                                          $   441       $   361
                                                                 =======       =======


  Weighted average shares outstanding                               74.0          75.1
  Additional shares assuming:
    Conversion of Series C convertible
      preferred stock                                                 --           0.5
    Conversion of Series B ESOP
      convertible preferred stock                                    2.1           1.9
    Exercise of stock options                                        1.7           0.2
                                                                 -------       -------

  Average shares outstanding as adjusted                            77.8          77.7
                                                                 =======       =======

  Diluted income per common share                                $  5.67       $  4.64
                                                                 =======       =======
